Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

H&E Equipment Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	457(c) and (h)	2,631,942(2)	$44.68(3)	$117,595,169	0.00014760	$17,357.05
Total Offering Amounts					$117,595,169		$17,357.05
Total Fee Offsets							-
Net Fee Due							$17,357.05

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, $0.01 par value per share (the “Common Shares”) of H&E Equipment Services, Inc. (the “Company”, or the “Registrant”) which become issuable under the H&E Equipment Services, Inc. Amended and Restated 2016 Stock-Based Incentive Compensation Plan (the “Amended 2016 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Common Shares

(2) The total number of Common Shares being registered on this Registration Statement that may be sold and offered pursuant to the Amended 2016 Plan represents (i) 1,748,000 additional Common Shares that were authorized for issuance under the Amended 2016 Plan at the 2024 Annual Meeting of stockholders held on May 16, 2024 (the “2024 Annual Meeting”), plus (ii) 608,671 Common Shares that were remaining available for issuance under the Company’s 2016 Stock-Based Incentive Compensation Plan (the “2016 Plan”) as of immediately prior to the 2024 Annual Meeting and which were authorized for issuance under the Amended 2016 Plan at the 2024 Annual Meeting, plus (iii) 275,271 Common Shares, representing the number of Common Shares that are, as of May 31, 2024, subject to outstanding awards under the 2016 Plan which may again become available for awards under the Amended 2016 Plan pursuant to the terms of the 2016 Plan and the Amended 2016 Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on $44.68 per share, which is the average of the high and low prices of the Registrant’s Common Stock on June 6, 2024, as reported on the Nasdaq Global Select Market.